EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of the _____day of ______________, 2007 (the "Effective Date"), by and among Knobias, Inc., a Delaware corporation (the "Company"), and E. Key Ramsey ("Employee").

     The Employee has been employed by the Company pursuant to that certain Employment Agreement, dated as of November 15, 2004 (the "Existing Employment Agreement"). The parties desire to terminate the Existing Employment Agreement and enter into this Agreement to confirm the terms and conditions on which Employee shall be employed by the Company from and after the Effective Date.

     NOW, THEREFORE, in consideration of the premises and the respective undertakings of the Company and Employee set forth below, the Company and Employee hereby agree as follows:

1. Termination of Existing Employment Agreement. The Company and Employee hereby agree and acknowledge that as of the Effective Date that the Existing Employment Agreement shall be null and void and superseded and replaced by this Agreement, and neither party shall have any further obligations to the other party arising from the Employment Agreement.

2. Term. Unless terminated at an earlier date for one of the events set forth in Section 6.01, the term of Employee's employment hereunder shall be a period of six (6) months commencing on the Effective Date (the "Term").

3.   Position and Duties.

     3.01 Service with the Company. During the Term, Employee shall provide services to the Company commensurate with his experience in accordance with the strategies and tasks defined and responsibilities assigned to Employee by the Board of Directors of the Company.

     3.02 Performance of Duties. Employee agrees to serve the Company to the best of his ability and to devote his full time, attention and efforts to the business and affairs of the Company during the Term. Employee shall report directly to the Board of Directors of the Company. Employee shall be entitled to fulfill his duties under this Agreement from the Company's officers in Ridgeland, Mississippi.

4.   Compensation.

     4.01 Base Salary. As base compensation for all services to be rendered by Employee under this Agreement, the Company shall pay to Employee a base salary, which base salary shall be $14,583.33 per month (the "Base Salary"), which Base Salary shall be paid in accordance with the Company's normal payroll procedures and policies, subject to applicable deductions as required by law.

     4.02 Bonus. In addition to Base Salary, the Company shall issue to Employee at the expiration of the Term such number of shares of Series B Senior Convertible Preferred Stock of the Company equal to $80,000 (the "Bonus Shares").

     4.03 Participation in Benefit Plans. During the Term, Employee shall be entitled to participate in all employee benefit plans or programs offered to the employees of the Company (to the extent that Employee meets the requirements for each such plan or program) on the terms and conditions offered to the Company's employees generally.

5.   Additional Covenants.

     5.01 Noncompetition.

          (a)  During  the Term and,  if  Employee  is  terminated  for Cause or resigns, for a period of six (6) months following such termination of Employee's employment, Employee shall not, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

               (i) contact any customer of the Company or any of its subsidiaries or other person for the purpose of inducing or attempting to induce such customer or other person to cease doing business with the Company or any of its subsidiaries;

               (ii) induce or  attempt  to trade any  agent or  employee  of the
                    Company or any of its subsidiaries to terminate employment with the Company or any of its subsidiaries or to commence work with any competitor of the Company or any of its subsidiaries;

               (iii) call on, solicit,  attempt to obtain, accept, or in any way secure business from any of the customers of the Company or any of its subsidiaries for purposes of competing with the Company or any of its subsidiaries in the United States, nor, directly or indirectly, aid or assist any other person, firm or corporation in the solicitation of such customer for purposes of competing with the Company or any of its subsidiaries in the United States; and

               (iv) engage,  as  an  officer,  director,   shareholder,   owner,
                    partner, joint venture, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services in direct competition with the Company or any of its subsidiaries in the United States.

          (b) The covenants in this Section are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that any restrictions set forth in this Section are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

          (c) Each of the covenants in this Section shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company or any of its subsidiaries, whether predicated on this Agreement or otherwise shall not constitute defense to the enforcement by the Company or any of its subsidiaries of such covenants.

     5.02 Confidentiality.

          (a) Employee acknowledges and agrees that all Confidential Information (as defined below) of the Company and any of its subsidiaries is confidential and a valuable, special, and unique asset of the Company that gives the Company an advantage over its actual and potential, current, and future competitors. Employee further acknowledges and agrees that Employee owes the Company and any of its subsidiaries a fiduciary duty to preserve and to protect all Confidential Information from unauthorized disclosure or unauthorized use, certain Confidential Information constitutes "trade secrets" under the laws of the state of Mississippi; and unauthorized disclosure or unauthorized use of the Company's or any of its subsidiaries' Confidential Information would irreparably injure the Company and its subsidiaries.

          (b) Both during the Term and after the termination of Employee's employment for any reason (including wrongful termination), Employee shall hold all Confidential Information in strict confidence, and shall not use any Confidential Information except for the benefit of the Company, in accordance with the duties assigned to Employee. Employee shall not at any time (either during or after the term of Employee's employment), disclose any Confidential Information to any person or entity (except other employees of the Company who have a need to know the information in connection with the performance of their employment duties), or copy, reproduce, modify, decompile, or reverse engineer any Confidential Information, or remove any Confidential Information from the Company's premises, without the prior written consent of the Board of Directors of the Company or permit any other person to do so, except as may otherwise be required by law or legal process. Employee shall take reasonable precautions to protect the physical security of all documents and other material containing Confidential Information (regardless of the medium on which the Confidential Information is stored). This Agreement applies to all Confidential Information, whether now known or later to become known to Employee.

          (c) As used in this Agreement, the term "Confidential Information" shall mean any information or material known to or used by or for the Company or any of its subsidiaries (whether or not owned or developed by the Company or any of its subsidiaries and whether or not developed by Employee) that is not generally known to the public. Confidential Information includes, without limitation, the following: all trade secrets of the Company or any of its subsidiaries; all information that the Company or any of its subsidiaries has marked as confidential or has otherwise described to Employee (either in writing or orally) as confidential; all non-public information concerning the products, services, prospective products or services, research, product designs, prices, discounts, costs, marketing plans, marketing techniques, market studies test data, customers, customer lists and records, suppliers and contracts of the Company or any of its subsidiaries; all business records and plans of the Company or any of its subsidiaries; all personnel files of the Company or any of its subsidiaries; all financial information of or concerning the Company or any of its subsidiaries; all information relating to operating system software, applications software, software and system methodology, hardware platforms, technical information, inventions, computer programs and listings, source codes, object codes, copyrights, patents, trademarks, service marks, and other intellectual property; all technical specifications; any proprietary information belonging to the Company or any of its subsidiaries; all computer hardware or software manuals; all training or instruction manuals; all data and all computer system passwords and user codes.

6.   Termination.

     6.01 Termination. This Agreement shall terminate prior to the expiration of the Term upon the occurrence of any of the following events:

          (a)  Employee's resignation;

          (b) Employee's termination by Company without Cause (as hereinafter defined); and

          (c) Employee's termination by Company for Cause (as hereinafter defined).

     6.02 Severance. If Employee's employment is terminated:

          (a) as a result of Sections 6.01(a) and (c), then the Company shall not be required to pay Employee his Base Salary after the effective date of such termination and Employee shall not be entitled to receive any of the Bonus Shares; or

          (b) as a result of Section 6.01(b), then the Company shall pay to Employee or Employee's estate the Base Salary that would have been due through the end of the Term and all of the Bonus Shares.

     6.03 "Cause" Defined. For the purposes of this Agreement, the term "Cause" means, as determined by the Board (or its designee), with respect to conduct during the Employee's employment or service relationship with the Company or its affiliates, whether or not committed during the Term, (i) commission of a felony by Employee; (ii) acts of dishonesty by Employee resulting or intending to result in personal gain or enrichment at the expense of the Company or its subsidiaries; (iii) conduct by Employee in connection with his duties hereunder that is fraudulent, unlawful or grossly negligent, including, but not limited to, acts of discrimination; (iv) engaging in personal conduct by Employee (including but not limited to employee harassment or
          discrimination,   the  use  or  possession  at  work  of  any  illegal
          controlled substance) which seriously discredits or damages the Company or its subsidiaries; (v) repeated failure of Employee to follow the directions of the Board of Directors of the Company; and
          (vi) breach of the Employee's covenants set forth in Section 5 before termination of employment; provided, that, the Employee shall have fifteen (15) days after notice from the Company to cure the deficiency leading to the Cause determination (except with respect to (i) above), if curable. A termination for "Cause" shall be effective immediately or on such later date set forth by the Company in the notice of termination. Any termination other than for "Cause" as defined herein shall be deemed a termination without Cause.

     6.04 Surrender of Records and Property. Upon termination of Employee's employment by Employee or by the Company, for any reason or for no reason, Employee shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, and calculations, and copies thereof, in whatever medium, which are the property of the Company or which relate in any way to the business, products, practices, techniques, customers, suppliers, functions or operations of Company, and all other property and Confidential Information of the Company, including, but not limited to, all documents which in whole or in part contain any Confidential Information of the Company, which in any of these cases are in his possession or under his control.

7. Injunctive Relief. Employee agrees that (i) any breach or threatened breach of Sections 5 or 6.04 shall be a material breach of this Agreement, (ii) such breach will cause substantial harm to the Company and any of its subsidiaries, the amount of which will be difficult to determine and compute, (iii) the remedies of the Company or any of its subsidiaries at law for such breach would be inadequate to fully compensate Company or any of its subsidiaries for the harm caused thereby and (iv) in addition to, but not to the exclusion of any other available remedy, the Company and any of its subsidiaries shall have the right to enforce the provisions of Sections 5 and 6.04 by applying for and obtaining temporary and permanent restraining orders, injunctions, decrees of specific performance and other equitable relief from any court of competent jurisdiction without the necessity of filing a bond therefor or proving irreparable harm.

8. Indemnification. In the event Employee is made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against Employee), by reason of the fact that he is or was performing services under this Agreement, then the Company shall indemnify Employee against all expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith. In the event that both Employee and the Company are made a party to the same third-party action, complaint, suit or proceeding, the Company agrees to engage competent legal representation, and Employee agrees to use the same representation, provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Employee, Employee may engage separate counsel and the Company shall pay all attorneys' fees of such separate counsel. Further, while Employee is expected at all times to use his best efforts to faithfully discharge his duties under this Agreement, Employee cannot be held liable to the Company for errors or omissions made in good faith where Employee has not exhibited gross, willful and negligence and misconduct or performed criminal and fraudulent acts which materially damage the business and the Company.

9. Relocation Expenses. In the event the Company's principal executive offices are relocated outside of Ridgeland, Mississippi during the Term, except if such relocation is for a valid business reason, the Company will, at the option of Employee, either (i) provide an apartment for Employee in the new location and will reimburse Employee for his reasonable costs in commuting from Ridgeland, Mississippi, to such new location or (ii) allow Employee to work out of the Company's Ridgeland, Mississippi, offices.

10.  Miscellaneous.

     10.01 Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the law of the State of Mississippi.

     10.02 Entire Agreement. This Agreement contains the entire agreement of the parties relating to the employment of Employee by Company and supersedes all prior agreements and understandings with respect to such matters, and the parties hereto have made no agreements, representations or warranties relating to such employment which are not set forth herein.

     10.03 Withholding Taxes. The Company may withhold from any compensation and benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     10.04 Amendments. No amendment or modification of the terms of this Agreement shall be valid unless made in writing and signed by all parties hereto.

     10.05 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provisions of this Agreement will not be affected or impaired thereby.

     10.06 No Waiver. No waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the party against whom such waiver is sought to be enforced and any such waiver shall be effective only in the specific instance and for the specific purpose for which given.

     10.07 Assignment. This Agreement is a personal service contract and shall not be assignable by any party without the written consent of the other parties.

     10.08 Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed, in either case to the Company's headquarters or to such other address as either party shall have furnished to the other party in writing in accordance with herewith. Notices and communications shall be effective when actually received by the addressee.

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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                   KNOBIAS, INC.

                                   By:
                                   Name:
                                   Title:


                                       ________________________________________
                                       E. Key Ramsey